HEI Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-201202 and 333-199183) and Form S-8 (Nos. 333-02103, 333-159000, 333-166737 and 333-174131) of Hawaiian Electric Industries, Inc. of our report dated February 23, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 23, 2016